Exhibit 99.1

Fly-E Group, Inc. Announces 1-for-5 Reverse Stock Split Effective July 7, 2025

NEW YORK, July 2, 2025 – Fly-E Group, Inc. (Nasdaq: FLYE) (“Fly-E” or the “Company”), an electric vehicle company engaged in designing, installing, selling, and renting smart electric motorcycles, electric bikes, and electric scooters, today announced it will effect a reverse stock split of its issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”) on a one-for-five basis (the “Reverse Stock Split”). The Company’s Common Stock will begin trading on a post-split basis when the market opens on July 7, 2025. The Company’s Common Stock will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “FLYE” under a new CUSIP number 343927208.

The Reverse Stock Split has been approved by the Company’s stockholders and the Company’s Board of Directors.

As a result of the Reverse Stock Split, without any action on the part of the holders, each five (5) pre-split shares of Common Stock of the Company will be automatically combined into one (1) share of Common Stock, without any change in the par value per share. In addition, (i) a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding warrants to purchase shares of Common Stock, and (ii) the number of shares reserved for issuance pursuant to the Company’s equity incentive plans will also be reduced proportionately. Any fraction of a share of Common Stock that would be created as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

The Company’s issued and outstanding shares of Common Stock will be reduced from 53,183,053 to approximately 10,636,611. The Reverse Stock Split is intended to increase the market price per share of the Company’s Common Stock to maintain its Nasdaq listing as well as to allow the Company to better attract certain institutional and other investors.

The Company’s transfer agent, VStock Transfer, LLC, will act as the exchange agent. Adjustments made to the Common Stock represented by physical stock certificates can be made upon surrender of the certificate to the transfer agent. Please contact VStock Transfer, LLC for further information at (212) 828-8436.

About Fly-E Group, Inc.

Fly-E Group, Inc. is an electric vehicle company that is principally engaged in designing, installing, selling, and renting smart electric motorcycles, electric bikes and electric under the brand “Fly E-Bike.” The Company’s commitment is to encourage people to incorporate eco-friendly transportation into their active lifestyles, ultimately contributing towards building a more environmentally friendly future. For more information, please visit the Company’s website: https://investors.flyebike.com.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct. The Company cautions investors that actual results may differ materially from the anticipated results, and that the forward-looking statements contained in this press release are subject to the risks set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the section under “Risk Factors” of its most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on June 28, 2024. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law.

For investor and media inquiries, please contact:

Fly-E Group, Inc.

Investor Relations Department

Email: ir@flyebike.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com